         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 11-K


(Mark One)
/X/  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended               September 30, 1997
                          ---------------------------------------------
                                              OR

/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                    to
                               ------------------    ------------------

Commission file number                        1-11556
                       ------------------------------------------------


           UNI-MARTS, INC. RETIREMENT SAVINGS & INCENTIVE PLAN
-----------------------------------------------------------------------
                     (Full title of the plan)


                             UNI-MARTS, INC.
-----------------------------------------------------------------------
   (Name of issuer of the securities held pursuant to the plan)


477 East Beaver Avenue, State College, PA                    16801-5690
-----------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)






















                    This Document Contains 21 Pages.
                       Exhibit Index on Page 20.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

TABLE OF CONTENTS
------------------------------------------------------------------------
                                                              Page

INDEPENDENT AUDITORS' REPORT                                    3-4

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1997 AND 1996 AND FOR EACH
  OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1997:

 Statements of Net Assets Available for Benefits                5-6

 Statements of Changes in Net Assets Available for Benefits     7-10

 Notes to Financial Statements                                 11-16

SUPPLEMENTAL SCHEDULES AS OF SEPTEMBER 30, 1997
 AND FOR THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets Held for Investment Purposes     17

 Item 27d - Schedule of Reportable Transactions                 18


Supplemental schedules not included herein are omitted because of the absence of conditions under which they are required.

Deloitte &
  Touche LLP
------------        --------------------------------------------------
                    Twenty-Fourth Floor Telephone: (215) 246-2300
                    1700 Market Street  Facsimile: (215) 569-2441
                    Philadelphia, Pennsylvania 19103-3984



INDEPENDENT AUDITORS' REPORT


To the Trustees and Participants of
 Uni-Marts, Inc. Retirement Savings & Incentive Plan
State College, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan") as of September 30, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1997 and 1996, and the changes in net assets available for benefits for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets




---------------
Deloitte Touche
Tohmatsu
International
---------------
                                   3
available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, except for the omission of certain historical cost information in the supplemental schedules, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.




/S/ DELOITTE & TOUCHE LLP

December 19, 1997

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------------------------------------------------
                                                        Supplementary Information by Fund
                                       -------------------------------------------------------------------
                                                          Investments, at fair value
                                                   --------------------------------------
                                                                                                             NET ASSETS
                                                    Pooled      Participant      Total      Contributions    AVAILABLE
             ASSETS                      Cash        Funds         Loans      Investments     Receivable    FOR BENEFITS
                                       ---------   ----------   -----------   -----------   -------------   ------------
Money Market Fund                                                                      $0                             $0

Government Income Fund                                                                  0                              0

Capital Growth Fund                                                                     0                              0

High Income Fund                                                                        0                              0

Conservative Lifeystyle Option             $115      $93,913                       93,913            $539         94,567

More Moderate Lifestyle Option              325      237,150                      237,150             629        238,104

Moderate Lifestyle Option                 3,534      987,359                      987,359           4,401        995,294

Aggressive Lifestyle Option               6,917      891,596                      891,596           3,519        902,032

Very Aggressive Lifestyle Option          6,007      135,156                      135,156           1,432        142,595

Spartan Money Market (Loan Account)                   33,624        $82,747       116,371                        116,371

Fidelity Cash Reserves Fund                 756      213,764                      213,764             738        215,258

Bernstein Intermediate Duration Fund                  44,275                       44,275             293         44,568

Vanguard Asset Allocation Fund            1,695      307,627                      307,627             660        309,982

Fidelity Growth & Income Fund             1,170      481,634                      481,634           1,153        483,957

Janus Worldwide Fund                        771      263,454                      263,454             762        264,987

Vanguard U.S. Growth Fund                   747      250,963                      250,963             797        252,507

Putnam Vista Fund                           522      200,098                      200,098             527        201,147

Baron Asset Fund                            882      323,550                      323,550             892        325,324

Uni-Marts, Inc. Common Stock Fund
           130,477 shares                            701,312                      701,312                        701,312
                                        -------   ----------        -------    ----------         -------     ----------
             TOTAL                      $23,441   $5,165,475        $82,747    $5,248,222         $16,342     $5,288,005
                                        =======   ==========        =======    ==========         =======     ==========
See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1996
-------------------------------------------------------------------------------------------------------------
                                                    Supplementary Information by Fund
                                    -------------------------------------------------------------
                                                                                       Uni-Marts,
                                                                                          Inc.
                                      Money      Government    Capital        High       Common
                                      Market       Income       Growth       Income      Stock        Total
ASSETS                                 Fund         Fund         Fund         Fund        Fund

Cash                                 $ 36,078     $  5,017   $    5,022     $  6,168                $   52,285
                                     --------     --------   ----------     --------                ----------
Investments, at fair value:

  Uni-Marts, Inc. Common Stock,
   131,942 shares:                                                                     $1,088,524    1,088,524
     Pooled funds                     484,119      648,414    1,576,769      555,407                 3,264,709
     Participant loans                 49,845                                                           49,845
                                     --------     --------   ----------     --------   ----------   ----------
           Total investments          533,964      648,414    1,576,769      555,407    1,088,524    4,403,078
                                     --------     --------   ----------     --------   ----------   ----------
     Contributions receivable           2,812        2,216        4,924        2,132                    12,084
     Interfund receivable (payable)       (30)          60          (30)                                     0
                                     --------     --------   ----------     --------   ----------   ----------
                                        2,782        2,276        4,894        2,132                    12,084
                                     --------     --------   ----------     --------   ----------   ----------

NET ASSETS AVAILABLE FOR BENEFITS    $572,824     $655,707   $1,586,685     $563,707   $1,088,524   $4,467,447
                                     ========     ========   ==========     ========   ==========   ==========

See notes to financial statements.


UNI-MARTS, INC.                                                                                                         Page 1 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Supplementary Information by Fund
                           ---------------------------------------------------------------------------------------------------------
                                         --------------------------------------------------Additions--------------------------------
                                                                                        Net
                            NET ASSETS                                              Appreciation
                           AVAILABLE FOR                                           (Depreciation)
                             BENEFITS,                                 Interest        in Fair
                             BEGINNING    Participant    Employer    and Dividend     Value of    Liquidation  Interfund    Total
                              OF YEAR    Contributions Contributions    Income      Plan Assets   Transfers    Transfers  Additions
                           ------------- ------------- ------------- ------------ --------------- -----------  --------- -----------
Money Market Fund               $572,824                                   $3,593                  ($495,341)  ($79,833)  ($571,581)

Government Income Fund           655,707                                    2,616          ($799)   (657,463)       (61)   (655,707)

Capital Growth Fund            1,586,685                                       13          3,221  (1,589,949)        30  (1,586,685)

High Income Fund                 563,707                                    2,577         (1,707)   (564,577)              (563,707)

Conservative Lifeystyle Option                 $14,579                      4,953          2,662      76,409      6,436     105,039

More Moderate Lifestyle Option                  20,304                     11,480         15,097     179,763     14,125     240,769

Moderate Lifestyle Option                      118,094                     46,968         89,549     716,021     48,619   1,019,251

Aggressive Lifestyle Option                    101,731                     38,596        121,538     715,056    (10,089)    966,832

Very Aggressive Lifestyle Option                30,928                      3,280         20,266      67,861     20,541     142,876

Spartan Money Market (Loan Account)                                         6,813              0           0    109,558     116,371

Fidelity Cash Reserves Fund                     25,826                     10,477              0     383,112   (142,958)    276,457

Bernstein Intermediate
   Duration Fund                                 7,523                      2,159            601      31,708      4,198      46,189

Vanguard Asset Allocation Fund                  18,014                     21,289         41,766     217,822     15,905     314,796

Fidelity Growth & Income Fund                   32,862                     20,834         93,169     339,651      3,904     490,420

Janus Worldwide Fund                            22,542                     10,863         42,477     157,912     41,839     275,633

Vanguard U.S. Growth Fund                       22,067                     15,148         36,252     186,591      4,797     264,855

Putnam Vista Fund                               16,686                     10,194         29,089     166,853    (15,348)    207,474

Baron Asset Fund                                27,435                        400         81,096     224,581      2,304     335,816

Uni-Marts, Inc.
   Common Stock Fund           1,088,524        32,790     $126,480         7,156       (312,633)   (156,010)   (23,967)   (326,184)
                              ----------      --------     --------      --------       --------     -------     ------  ----------
          TOTAL               $4,467,447      $491,381     $126,480      $219,409       $261,644          $0         $0  $1,098,914
                              ==========      ========     ========      ========       ========     =======     ======  ==========
See notes to financial statements.

UNI-MARTS, INC.                                                                 Page 2 of 2
RETIREMENT SAVINGS & INCENTIVE PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------------------------------
                                               Supplemenary Information by Fund
                                    ----------------------------------------------------
                                                                                            NET ASSETS
                                    --------------Deductions--------------   (Decrease)   AVAILABLE FOR
                                     Payments to                   Total     Increase in    BENEFITS,
                                    Beneficiaries      Other    Deductions   Net Assets    END OF YEAR
                                    -------------    --------   ----------   -----------  -------------
Money Market Fund                                    ($1,243)     ($1,243)    ($572,824)             $0

Government Income Fund                                                  0      (655,707)              0

Capital Growth Fund                                                     0    (1,586,685)              0

High Income Fund                                                        0      (563,707)              0

Conservative Lifeystyle Option           ($10,472)                (10,472)       94,567          94,567

More Moderate Lifestyle Option             (2,665)                 (2,665)      238,104         238,104

Moderate Lifestyle Option                 (23,957)                (23,957)      995,294         995,294

Aggressive Lifestyle Option               (64,800)                (64,800)      902,032         902,032

Very Aggressive Lifestyle Option             (281)                   (281)      142,595         142,595

Spartan Money Market  (Loan Account)                                    0       116,371         116,371

Fidelity Cash Reserves Fund               (61,199)                (61,199)      215,258         215,258

Bernstein Intermediate Duration Fund       (1,621)                 (1,621)       44,568          44,568

Vanguard Asset Allocation Fund             (4,814)                 (4,814)      309,982         309,982

Fidelity Growth & Income Fund              (6,463)                 (6,463)      483,957         483,957

Janus Worldwide Fund                      (10,646)                (10,646)      264,987         264,987

Vanguard U.S. Growth Fund                 (12,348)                (12,348)      252,507         252,507

Putnam Vista Fund                          (6,327)                 (6,327)      201,147         201,147

Baron Asset Fund                          (10,492)                (10,492)      325,324         325,324

Uni-Marts, Inc. Common Stock Fund         (61,028)                (61,028)     (387,212)        701,312
                                         --------     ------     --------      --------      ----------
          TOTAL                         ($277,113)   ($1,243)   ($278,356)     $820,558      $5,288,005
                                         ========     ======     ========      ========      ==========
See notes to financial statements.

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1996
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                        Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital        High        Common
                                      Market       Income       Growth       Income       Stock        Total
                                       Fund         Fund         Fund         Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $667,024     $570,876    $1,250,714    $453,116     $849,414    $3,791,144
                                     --------     --------    ----------    --------   ----------    ----------
ADDITIONS:
   Participant Contributions           79,445       60,281       124,149      53,502       70,602       387,979
   Employer Contributions                                                                 113,641       113,641
   Interest and dividend income        30,421       39,924       133,891      42,192       15,018       261,446
   Net appreciation (depreciation)
    in fair value of plan assets                   (15,122)      114,239       3,125      156,720       258,962
   Interfund transfers               (137,004)      49,394        40,067      61,000      (13,457)            0
                                     --------     --------    ----------   ---------   ----------   -----------
          Total additions             (27,138)     134,477       412,346     159,819      342,524     1,022,028
                                     --------     --------    ----------   ---------   ----------   -----------
DEDUCTIONS:
   Payments to beneficiaries          (67,025)     (49,646)      (76,375)    (49,228)    (103,414)     (345,688)
   Other                                  (37)                                                              (37)
                                     --------     --------    ----------   ---------   ----------   -----------
          Total deductions            (67,062)     (49,646)      (76,375)    (49,228)    (103,414)     (345,725)
                                     --------     --------    ----------   ---------   ----------   -----------
(DECREASE) INCREASE IN NET ASSETS     (94,200)      84,831       335,971     110,591      239,110       676,303
                                     --------     --------    ----------   ---------   ----------   -----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $572,824     $655,707    $1,586,685   $563,707    $1,088,524    $4,467,447
                                     ========     ========    ==========   =========   ==========   ===========

See notes to financial statements


UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED SEPTEMBER 30, 1995
---------------------------------------------------------------------------------------------------------------

                                                    Supplementary Information by Fund
                                    --------------------------------------------------------------
                                                                                         Uni-Marts,
                                                                                           Inc.
                                      Money      Government    Capital         High        Common
                                      Market       Income       Growth        Income       Stock        Total
                                       Fund         Fund         Fund          Fund         Fund

NET ASSETS AVAILABLE FOR BENEFITS,
   BEGINNING OF YEAR                 $533,061     $512,489     $  956,595     $394,186     $487,208   $2,883,539
                                     --------     --------     ----------     --------     --------   ----------
ADDITIONS:
   Participant Contributions           81,419       63,675        109,106       52,439       53,421      360,060
   Employer Contributions                                                                   111,139      111,139
   Interest and dividend income        27,003       35,691         35,691       38,747       12,420      149,552
   Net appreciation in fair value
    of plan assets                                  29,949        219,302       20,257      226,142      495,650
   Interfund transfers                 62,973      (24,801)       (31,962)      (8,423)       2,213            0
   Rollover contribution                1,033          344                         172          172        1,721
                                     --------     --------     ----------     --------     --------   ----------
          Total additions             172,428      104,858        332,137      103,192      405,507    1,118,122
                                     --------     --------     ----------     --------     --------   ----------
DEDUCTIONS:
   Payments to beneficiaries          (38,362)     (46,471)       (38,018)     (44,247)     (43,301)    (210,399)
   Other                                 (103)                                     (15)                     (118)
                                     --------     --------     ----------     --------     --------   ----------
          Total deductions            (38,465)     (46,471)       (38,018)     (44,262)     (43,301)    (210,517)
                                     --------     --------     ----------     --------     --------   ----------
INCREASE IN NET ASSETS                133,963       58,387        294,119       58,930      362,206      907,605
                                     --------     --------     ----------     --------     --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS,
   END OF YEAR                       $667,024     $570,876     $1,250,714     $453,116     $849,414   $3,791,144
                                     ========     ========     ==========     ========     ========   ==========

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996
------------------------------------------------------------------------

1.   THE PLAN

     Uni-Marts, Inc. Retirement Savings & Incentive Plan (the "Plan"), a defined contribution plan, was established October 1, 1983 to include all full-time employees of the former parent of Uni-Marts, Inc. and certain of its subsidiaries and related companies. Effective October 1, 1987, the Plan was amended and restated to include only the employees of Uni-Marts, Inc. and its affiliates (the "Company"). The assets of the Plan attributable to employees of the former parent and related companies were spun off from the
     Plan effective the date of the amendment.   Uni-Marts, Inc. is the
     Trustee of the Plan.

     The following is a summary description of the Plan. Participants should refer to the Plan document for a complete description of the Plan. Employees are eligible to participate after attainment of age 21, and completion of at least 1,000 hours of service in one eligibility computation period. Employees whose wages and conditions of employment are subject to agreement with a collective bargaining agent are not eligible to participate unless provided by the collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     All eligible employees may direct the Company to contribute from 1% to 3% of their compensation to the Plan on their behalf as a basic contribution. An additional amount up to 12% of compensation may be deposited as a supplemental contribution. Total individual employee contributions may not exceed IRS imposed limits as provided in the Plan. The Company will make matching contributions equal to $.50 for each $1.00 of basic contribution and may make an optional contribution at the discretion of the Board of Directors. No optional contributions were made in the Plan years 1997, 1996 and 1995. Each participant has at all times a 100% nonforfeitable interest in their account balance.

     Each employee directs that his/her contribution be invested and reinvested in one or more of the investment funds selected by the Trustee and/or in the Company's common stock. The Trustee determines how all amounts credited to a member's optional contribution account, if any, will be invested. All income, expenses, gains or losses attributable to assets held in each investment fund are reflected therein exclusively.

     Participants' accounts may be withdrawn upon separation from the Company, death, disability or retirement (regular - age 65; early - age 55). Withdrawals, except for hardship withdrawals, are distributed in lump sums, including earnings. A participant may request a loan or apply for a hardship withdrawal in accordance with the provisions of the Plan. The Company has the right to terminate the Plan subject to the provisions of ERISA.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   ADMINISTRATION OF THE PLAN

     The Company is the administrator of the Plan. All fees related to the Plan's administration and recordkeeping are paid by the Company and therefore are not reported as an expense of the Plan.

3.   INVESTMENTS

     Investments representing units of funds maintained by diversified, open-end management investment companies are stated at fair value as determined by published market prices. Uni-Marts, Inc. common stock is valued at the closing market price. Income and expenses relating to these investments are recorded on the accrual basis of accounting.

     Following is a brief description of the nine funds in which the Plan was invested as of September 30, 1997:

     FIDELITY CASH RESERVES FUND. Money market fund which seeks as high a level of current income as is consistent with preservation of capital and liquidity. The fund invests in high quality U.S. dollar denominated money market instruments of U.S. and foreign issuers; yield will fluctuate.

     BERNSTEIN INTERMEDIATE DURATION FUND. Government/corporate bond fund which seeks total return consistent with safety of principal. The fund invests at least 65% of assets in fixed-income securities rated AA or higher. The fund normally maintains an effective duration of three to six years.

     VANGUARD ASSET ALLOCATION FUND. Asset allocation/balanced fund which seeks total return. The fund allocates among a common-stock portfolio, a bond portfolio, and money market instruments. It varies its mix according to the relative attractiveness of the asset classes. There is no limitation as to the amount of assets in each class.

     FIDELITY GROWTH & INCOME FUND. Large value stock fund which seeks long-term growth, current income, and growth of income consistent with reasonable investment risk. The fund invests primarily in dividend-paying common stocks with growth potential. However, some common stock selections may be made in securities not paying dividends.

     JANUS WORLDWIDE FUND. International/world stock fund which seeks long-term growth of capital consistent with preservation of capital. The fund invests primarily in foreign and domestic common stocks. Its portfolio is usually spread across at least five different countries, including the United States, though at times it may invest in a single country.

     VANGUARD U.S. GROWTH FUND. Large growth stock fund which seeks capital appreciation; income is incidental. The fund invests primarily in common stocks and convertible securities issued by established U.S. companies.

     PUTNAM VISTA CLASS A FUND. Mid-cap stock fund which seeks capital appreciation. The fund invests primarily in common stocks issued by companies of any size; it may also invest in preferred stocks, debt securities, convertible securities, and warrants.

     BARON ASSET FUND. Aggressive/small growth stock fund which seeks capital appreciation. The fund invests in smaller companies that the advisor believes have undervalued assets or favorable growth prospects.

     UNI-MARTS, INC. COMMON STOCK FUND. Company stock fund which seeks capital appreciation. The stock is traded on the American Stock Exchange. The symbol for the stock is UNI.

     At the discretion of the individual participant, contributions can be allocated among the respective funds described above, or contributions can be managed by Asset & Wealth Services, Inc. through the election of Lifestyle Options. Lifestyle Options are professionally allocated, managed and monitored portfolio investment pools for 401(k) Plans. The Lifestyle Option portfolios are diversified across various asset classes and investment styles. Participants choose an allocation, ranging from Conservative to Very Aggressive, that fits their individual risk and return objectives. The same mutual funds described above are used in the Lifestyle Options.

INVESTMENTS AT SEPTEMBER 30, ARE AS FOLLOWS:


                                         1997          1996
MONEY MARKET FUND:
   Massachusetts Financial Services
      Cash Reserve Class B
   Rushmore Money Market Fund                         $484,119
                                       ----------   ----------
                                               $0      484,119
                                       ----------   ----------
GOVERNMENT INCOME FUND:
   Massachusetts Financial Services
      Government Mortgage Class A                       85,699
   Massachusetts Financial Services
      Government Mortgage Class B                      136,377
   Franklin U.S. Government Securities                 426,338
                                       ----------   ----------
                                                0      648,414
                                       ----------   ----------
CAPITAL GROWTH FUND:
   Massachusetts Financial Services
      Capital Growth Class A                           295,430
   Massachusetts Financial Services
      Capital Growth Class B                           429,331
   Janus Fund                                          852,008
                                       ----------   ----------
                                                0    1,576,769
                                       ----------   ----------
HIGH INCOME FUND:
   Massachusetts Financial Services
      High Income Class A                               65,835
   Massachusetts Financial Services
      High Income Class B                               96,902
   Franklin Income Fund                                392,670
                                       ----------   ----------
                                                0      555,407
                                       ----------   ----------
CONSERVATIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund              7,695
   Bernstein Intermediate Duration F       76,855
   Vanguard U.S. Growth Fund                9,363
                                       ----------   ----------
                                           93,913            0
                                       ----------   ----------
MORE MODERATE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund             42,493
   Bernstein Intermediate Duration F      121,568
   Fidelity Growth & Income Fund           36,861
   Vanguard U.S. Growth Fund               36,228
                                       ----------   ----------
                                          237,150            0
                                       ----------   ----------

                                         1997          1996
MODERATE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund             79,511
   Bernstein Intermediate Duration F      403,213
   Fidelity Growth & Income Fund          202,851
   Putnam Vista Fund Class A              102,536
   Vanguard U.S. Growth Fund              199,248
                                       ----------   ----------
                                          987,359            0
                                       ----------   ----------
AGGRESSIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund             26,556
   Bernstein Intermediate Duration F      270,601
   Fidelity Growth & Income Fund          135,976
   Putnam Vista Fund Class A               91,611
   Vanguard U.S. Growth Fund              133,562
   Baron Asset Fund                       140,580
   Janus Worldwide Fund                    92,710
                                       ----------   ----------
                                          891,596            0
                                       ----------   ----------
VERY AGGRESSIVE LIFESTYLE OPTION:
   Fidelity Cash Reserves Fund              6,203
   Bernstein Intermediate Duration F       19,485
   Fidelity Growth & Income Fund           20,037
   Putnam Vista Fund Class A               13,263
   Vanguard U.S. Growth Fund               13,046
   Baron Asset Fund                        49,432
   Janus Worldwide Fund                    13,690
                                       ----------   ----------
                                          135,156            0
                                       ----------   ----------
FIDELITY CASH RESERVES FUND               213,764            0
                                       ----------   ----------
BERNSTEIN INTERMEDIATE DURATION FUND       44,275            0
                                       ----------   ----------
VANGUARD ASSET ALLOCATION FUND            307,627            0
                                       ----------   ----------
SPARTAN MONEY MARKET (LOAN ACCOUNT)        33,624            0
                                       ----------   ----------
FIDELITY GROWTH & INCOME FUND             481,634            0
                                       ----------   ----------
JANUS WORLDWIDE FUND                      263,454            0
                                       ----------   ----------
VANGUARD U.S. GROWTH FUND                 250,963            0
                                       ----------   ----------
PUTNAM VISTA FUND CLASS A                 200,098            0
                                       ----------   ----------
BARON ASSET FUND                          323,550            0
                                       ----------   ----------
UNI-MARTS, INC. COMMON STOCK              701,312    1,088,524
                                       ----------   ----------
Investments                             5,165,475    4,353,233

Participant Loans                          82,747       49,845
                                       ----------   ----------
TOTAL INVESTMENTS                      $5,248,222   $4,403,078
                                       ==========   ==========

     During 1997, 1996 and 1995, the Plan purchased from Uni-Marts, Inc. 28,738; 23,361 and 29,054 shares of its common stock at a cost of $159,270; $184,243 and $164,560, respectively. For the 1997, 1996 and 1995 Plan years the price paid for the shares was as traded on the American Stock Exchange.

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                September 30,
                                             1997          1996
                                             ----          ----
  Net assets available for benefits per
    the financial statements             $5,288,005    $4,467,447
  Amounts allocated to withdrawing
     participants.                      (     2,330)            0
                                         ----------    ----------
  Net assets available for benefits per
     Form 5500                           5,285,675     $4,467,447
                                         =========     ==========

     The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                              Year Ended
                                             September 30,
                                                  1997
                                             -------------
  Benefits paid to participants per the
    financial statements                       $277,113
  Add:  Amounts allocated to withdrawing
    participants at September 30, 1997
                                 2,330
  Less:  Amounts allocated to withdrawing
    participants at September 30, 1996                0
                                               --------
  Benefits paid to participants per Form 5500  $279,443
                                               ========

     Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to September 30 but not yet paid as of that date.

5.   TAX STATUS

     The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate section of the Internal Revenue Code (IRC), and, accordingly, the trust's net investment income is exempt from income taxes. The Plan obtained its latest determination letter on September 9, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.

                                   *****

UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
SEPTEMBER 30, 1997
-------------------------------------------------------------------------------------------------------------------------

                                               DESCRIPTION OF INVESTMENT INCLUDING
                                                MATURITY DATE, RATE OF INTEREST,                                  CURRENT
IDENTITY OF ISSUE                               COLLATERAL, PAR OR MATURITY VALUE                    COST          VALUE

Spartan Money Market (Loan Account)     Money Market Account, 33,624 shares                         $33,624       $33,624
Fidelity Cash Reserves Fund             Money Market Account, 376,222 shares                        376,222       376,222
Bernstein Intermediate Duration         FundGovernment/Corporate Bond Mutual Fund, 69,955 shares       *          935,998
Vanguard Asset Allocation Fund          Asset Allocation/Balanced Mutual Fund, 14,288 shares           *          307,627
Fidelity Growth & Income Fund           Large Value Stock Mutual Fund, 23,610 shares                   *          877,359
Janus Worldwide Fund                    International/World Stock Mutual Fund, 8,727 shares            *          369,853
Vanguard U.S. Growth Fund               Large Growth Stock Mutual Fund, 22,352 shares                  *          642,409
Putnam Vista Fund Class A               Mid-Cap Stock Mutual Fund, 31,565 shares                       *          407,509
Baron Asset Fund                        Aggressive/Small Growth Stock Mutual Fund, 10,828 shares       *          513,562
Uni-Marts, Inc.** Common Stock          Company Common Stock, 130,477 shares                        449,024       701,312
Employee Loans Receivable               Maturing 1998 - 2010, interest from 7% to 8.5%               82,747        82,747
                                                                                                               ----------
Total                                                                                                          $5,248,222
                                                                                                               ==========

*Cost information is not available.

**Indicates party-in-interest to the Plan



UNI-MARTS, INC.
RETIREMENT SAVINGS & INCENTIVE PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

YEAR ENDED SEPTEMBER 30, 1997
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                      CURRENT VALUE
                                                                           EXPENSE                     OF ASSET ON
    IDENTITY OF                                 PURCHASE     SELLING    INCURRED WITH     COST OF      TRANSACTION      NET GAIN
   PARTY INVOLVED      DESCRIPTION OF ASSET       PRICE       PRICE      TRANSACTION       ASSET          DATE           (LOSS)
  Uni-Marts, Inc.        Uni-Marts, Inc.         Various       N/A           None         $159,270           $159,270     N/A
                           common stock


                                SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


     UNI-MARTS, INC.
     RETIREMENT SAVINGS & INCENTIVE PLAN



     /S/ J. KIRK GALLAHER
     ------------------------------------
     J. Kirk Gallaher
     Executive Vice President

                               EXHIBIT INDEX


                                                                Page(s)

23      Consent of Independent Certified Public Accountants.      21

INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statement No. 33-9807 of Uni-Marts, Inc. on Form S-8 of our report dated December 19, 1997, appearing in this Annual Report on Form 11-K of Uni-Marts, Inc. Retirement Savings and Incentive Plan for the year ended September 30, 1997.


/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

January 12, 1998